UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 3, 2017

EMERGENT CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
	5355 Town Center Road, Suite 701 Boca Raton, Florida	33486 (Zip Code)
(Address of principal executive offices)
Registrant’s telephone number including area code: (561) 995-4200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On February 3, 2017, Emergent Capital, Inc. (“Emergent” or the “Company”) announced that starting at the opening of the market on February 3, 2017, its common stock started trading on the OTC Market Group’s OTCQB marketplace under the trading symbol “EMGC.”

On January 23, 2017, the Company had announced that it had provided notice to the New York Stock Exchange (“NYSE”) that Emergent intended to voluntarily delist its common stock from the NYSE and transfer its listing to the OTC Marketplace. The Company will file a Form 25 with the Securities and Exchange Commission (the “SEC”) to voluntarily delist its common stock on February 3, 2017. The Company will remain subject to public reporting requirements of the SEC following the transfer.

A copy of the press release issued by Emergent to announce this change is furnished as Exhibit 99.1 to this report.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibit

99.1	Press release issued February 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 3, 2017

EMERGENT CAPITAL, INC.
(Registrant)

By:	/s/ Christopher O’Reilly
Christopher O’Reilly
General Counsel and Secretary